Exhibit 99.1

Medidata Solutions Reports Record First Quarter 2010 Results

Non-GAAP operating income* increased to $6.7 million compared with guidance of $5.0-$6.0 million
GAAP operating income increased 29% to $2.9 million
Non-GAAP net income* increased to $3.4 million compared with guidance of $2.0-$3.0 million
GAAP net income before taxes increased 56% to $2.9 million
GAAP net income increased to $1.9 million
Provides Q2 guidance and reaffirms full year guidance
Provides adjusted non-GAAP net income to reflect tax-affected add backs

NEW YORK--(BUSINESS WIRE)--May 13, 2010--Medidata Solutions (NASDAQ: MDSO), a leading global provider of SaaS-based clinical technology solutions that enhance the efficiency of customers’ clinical development, today announced its financial results for the first quarter 2010 and provided financial guidance for the second quarter and full year 2010.

“Medidata had a strong first quarter, highlighted by the addition of a record number of new customers and continued strength in our partner channel. This is further evidence that we continue to solidify our market position based on our technology, vision, business strategy and responsiveness to customers,” said Tarek Sherif, chairman and chief executive officer of Medidata. “As an organization, we are excited by our role as a provider of technology innovations that drive the advancements currently underway in clinical research. Our dedication to and collaboration with customers and partners is driving our continuing market success, positioning us well in our rapidly evolving market.”

Business Highlights

  Medidata continued its strong market momentum by signing a record 19 new organizations, bringing the total current customer count to 192. All industry segments showed strong demand, led by biopharmaceutical companies, particularly in the mid-market, medical device and diagnostic firms, and academic research centers. Among new customers are BD (Becton Dickinson Company), BioStable Science & Engineering, CardioDX, Ludwig Institute for Cancer Research, Mochida Pharmaceutical Co., Ltd., Shanghai Sundise Chinese Medicine Technology Development Co., Ltd. and Targacept.

  Medidata once again saw record bookings through the CRO channel this quarter on the strength of its ASPire to Win partner program, which includes large multinational CROs such as PPD, Quintiles, ICON Clinical Research and PRA International, as well as mid-sized and niche service organizations. More than 40% of new Medidata customers were the result of the CRO partner channel efforts in the first quarter.
  More than 20% of existing customers increased usage or renewed contracts this quarter. Nine new entities of existing parent customers signed contracts, including five that are part of top 20 pharmaceutical companies, and two existing Medidata customers moved from study-by-study to multi-year, multi-study arrangements to capture the benefits of scale and lower their total cost of development.
  The Asia Pacific region again contributed significantly to the growth in Medidata’s revenues, with record revenues contributing over 12% to total revenues. Three companies joined as new customers and seven existing multi-study customers in the region expanded their use of Medidata Rave®. Medidata’s Japanese User Group has grown in membership to over 140 individuals from more than 30 companies.
  iMedidata™, a new clinical portal product designed to simplify and streamline the often cumbersome, resource-consuming and error-prone process of enrolling sites into EDC, was released this quarter. Addressing a pain point for user administrators and learning management, this is the first version of a platform that unifies the user experience for all members of the study team.
  Aris Global, a major safety system provider to the biopharma industry, and Medidata announced the availability of an integrated solution that provides rapid reconciliation-free data-sharing between Medidata Rave and the ARISg™ clinical safety and pharmacovigilance system. Aris Global is the latest addition to the Medidata Technology Partner Program, which advances interoperability and data sharing across leading clinical trial technologies, with integrations in support of customer demand for best in breed product suites. Other Medidata Technology Program partners offer systems in such areas as e-diaries, patient communication, IVRS/IWRS and data warehousing.
  Medidata Developer Central, created to meet customer demand for tools to support their systems environment, showed exceptional strength this quarter. The program has grown to include more than 65 innovative clinical technology providers with solutions that can be integrated with Medidata Rave in patient recruitment, central lab, medical device, clinical trial management systems (CTMS) and safety.
  Medidata President Glen de Vries was named to Crain’s New York Business 40 under 40 list, which honors leading businesspeople who have excelled in their respective fields.

Financial Highlights

Net revenues for the first quarter of 2010 were $37.6 million, an increase of $4.0 million, or 12%, compared with $33.6 million in the first quarter of 2009. The increase in revenues was due to a $6.0 million, or 26%, increase in revenues from application services, partially offset by a decline in revenues from professional services, which continues to represent a smaller portion of the company’s total revenue. Medidata’s changing business mix reflects the company’s strategy to lower the total cost of ownership for its clients by reducing the total amount of follow-on professional services they incur.

Medidata’s net revenue growth in the first quarter 2010 was driven by new customer additions, cross-selling to existing customers and increased usage by multi-year, multi-study and study-by-study customers across the globe, particularly in Asia Pacific.

Gross margins in the first quarter of 2010 were 66%, an increase of 3 percentage points over gross margins of 63% a year ago. Medidata’s margin expansion continues to be fueled by the accelerating market acceptance of Medidata’s product and professional services strategy.

“Our business mix shift and operating leverage continue to drive our profitable growth. The firm-wide focus on growing the business profitably and strong operational performance will continue to drive our bottom line growth,” noted Bruce Dalziel, Medidata’s chief financial officer.

Income before taxes increased 56% to $2.9 million in the first quarter of 2010, compared with $1.9 million in the first quarter of 2009.

Non-GAAP operating income* for the first quarter of 2010 was $6.7 million, compared with $5.8 million in the first quarter of 2009. GAAP operating income for the quarter was $2.9 million, compared with $2.3 million a year ago.

Non-GAAP net income for the first quarter of 2010 was $3.4 million, or $0.14 per diluted share, compared with $3.2 million, or $0.18 per diluted share, in the first quarter of 2009. This compares with previous non-GAAP net income guidance on March 4, 2010 of between $2.0 - $3.0 million, which excludes any tax impact on stock-based compensation and amortization. Including the tax impact on stock based compensation and amortization at a 35% effective tax rate, adjusted non-GAAP net income for the first quarter of 2010 was $2.9 million, or $0.12 per diluted share, compared with $3.2 million, or $0.18 per diluted share, in 2009. There was no material tax benefit to stock based compensation and amortization prior to December 2009 when calculating non-GAAP net income because the company’s net operating loss carry-forwards were available to fully offset its taxable income.

GAAP net income for the quarter was $1.9 million, or $0.08 per diluted share, compared with $1.7 million, or $0.10 per diluted share, in the first quarter of 2009.

Income tax expense increased $0.9 million to $1.1 million in the first quarter of 2010 from $0.2 million in the comparable period. The increase was primarily driven by domestic income tax incurred in 2010 which resulted from a constrained ability to utilize the company’s federal net operating loss carryforwards due to Section 382 of the Internal Revenue Code.

Diluted shares for the first quarter of 2010 were 23.6 million, compared with 17.4 million in the comparable quarter a year ago, reflecting the issuance of an additional 6.3 million shares in conjunction with the company’s initial public offering in June 2009.

Total cash, cash equivalents and marketable securities were $86 million at the end of the first quarter versus $89 million at the end of the fourth quarter 2009.

Mr. Sherif concluded, “We remain extremely focused on executing our long-term strategy of providing technologies and solutions that improve the efficiency of the entire clinical drug development process, helping to bring new life-enhancing treatments to market. Medidata’s tremendous success over the past decade has been driven by innovation and customer focus. We are confident that we are well-positioned to provide our customers and partners with the tools and support that will help to advance the entire drug development process and reduce their total cost of development while creating value for our shareholders.”

Financial Outlook

For the full year 2010, the company continues to expect revenues to be between $160 and $164 million. Non-GAAP operating income continues to be expected to be between $29 and $31 million. Based on current estimates, this would equate to GAAP operating income between $13 and $15 million. Non-GAAP net income continues to be expected to be between $16.5 and $18.5 million. Based on current estimates, this would equate to GAAP net income between $8 and $10 million. The company now expects adjusted non-GAAP net income, which includes the tax impact on stock-based compensation and amortization at a 35% effective tax rate, to be between $14.5 and $16.5 million.

The company will be providing both non-GAAP net income and adjusted non-GAAP net income for the balance of the year for convenience in comparing its operating performance over time.

Total remaining backlog for 2010 was $103 million at the end of the first quarter. Remaining year backlog represents the amount of contractual revenue already booked, which is expected to be recognized during the remainder of the year.

For the second quarter of 2010, the company expects revenues to be between $38 and $39 million. The company expects non-GAAP operating income to be between $6 and $7 million. Based on current estimates this would equate to GAAP operating income of $2 and $3 million. Non-GAAP net income is expected to be between $3 and $4 million. Adjusted non-GAAP net income, which includes the tax impact on stock-based compensation and amortization at a 35% effective tax rate, is expected to be between $2.5 and $3.5 million. Based on current estimates this would equate to GAAP net income of between $1 and $2 million.

While changes in the stock price could change the fully diluted share count, the company is assuming 23.9 million and 24.1 million fully diluted shares in the second quarter and full year, respectively.

Conference Call

The company plans to host its investor conference call today at 5:00 p.m. Eastern Time to discuss its financial results for the first quarter and its outlook for the second quarter and full year 2010. The investor conference call will be available via live webcast on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. To participate by telephone, domestic participants may dial 877-303-2528 and international participants may dial 847-829-0023. Those interested in participating in the conference call should dial in at least 10 minutes prior to the call to register. Participants can also join the call via a simultaneous live audio webcast, which will be made available on the “Investor” section of Medidata’s web site at http://investor.mdsol.com. A replay of the conference call can be accessed until Thursday, May 27, 2010 by dialing 800-642-1687 domestically or 706-645-9291 internationally, with the passcode 71531169. An archive of the call will also be hosted on the “Investor” section of Medidata’s web site, http://investor.mdsol.com/, for a limited period of time.

About Medidata Solutions Worldwide

Medidata Solutions (www.mdsol.com) is a leading global provider of SaaS-based clinical development solutions that enhance the efficiency of customers’ clinical development processes and optimize their research and development investments. Medidata products and services allow customers to achieve clinical results more efficiently and effectively by streamlining the design, planning and management of key aspects of the clinical development process, including protocol development (Medidata Designer®), investigator benchmarking and budgeting (Medidata Grants Manager™), contract research organization (CRO) benchmarking and budgeting (Medidata CRO Contractor™), and the capture, management, analysis and reporting of clinical trial data (Medidata Rave®). Medidata’s diverse customer base spans pharmaceutical, biotechnology and medical device companies, academic institutions, CROs and other research organizations, and includes more than 20 of the top 25 global pharmaceutical companies.

Cautionary Statement

Certain statements made in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Medidata Solutions, Inc. (“Medidata”), including but not limited to statements about Medidata’s forecast of financial performance, products and services, business model, strategy and growth opportunities, and competitive position.. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. In particular, the risks and uncertainties include, among other things, risks associated with possible fluctuations in our financial and operating results; errors, interruptions or delays in our service or our Web hosting; the financial impact of any future acquisitions; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; changes in our sales and implementation cycles; competition; our ability to retain and expand our customer base or increase new business from those customers; our ability to hire, retain and motivate our employees and manage our growth; regulatory developments; litigation; and general developments in the economy. For additional disclosure regarding these and other risks faced by the Company, see disclosures contained in Medidata's public filings with the Securities and Exchange Commission including, the “Risk Factors” section of Medidata’s Annual Report on Form 10-K for the year ended December 31, 2009. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and Medidata undertakes no obligation to update such statements as a result of new information.

*Non-GAAP Financial Information

Medidata provides Non-GAAP operating income, net income, adjusted net income and net income per share applicable to common stockholders data as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. Non-GAAP operating income excludes the impact of depreciation, amortization of purchased intangible assets and acquisition-related charges and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions and stock-based compensation expense. Management uses these Non-GAAP measures to evaluate its financial results, develop budgets, manage expenditures, and as an important factor in determining variable compensation. In addition, investors frequently have requested information from management regarding depreciation and amortization (tax and non tax affected) and non-cash, share-based compensation charges and management believes, based on discussions with investors, that these Non-GAAP measures enhance investor’s ability to assess Medidata’s historical and project future financial performance. While management believes these Non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of Non-GAAP financial measures. One limitation of Non-GAAP operating income is that it excludes depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Medidata compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the Non-GAAP financial measures to their most comparable GAAP financial measures. Investors are encouraged to review the reconciliations of these Non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Revenues
Application services	$29,730	$23,665
Professional services	7,912	9,937
Total revenues	37,642	33,602

Cost of revenues
Application services	6,067	5,670
Professional services	6,509	6,613
Total cost of revenues	12,576	12,283

Gross profit	25,066	21,319

Operating costs and expenses:
Research and development	6,334	5,497
Sales and marketing	7,493	6,713
General and administrative	8,295	6,821

Total operating costs and expenses	22,122	19,031

Operating income	2,944	2,288

Interest and other (expense) income:
Interest expense	(80)	(434)
Interest income	93	27
Other expense, net	(31)	(5)

Total interest and other expense, net	(18)	(412)

Income before income taxes	2,926	1,876

Provision for income taxes	1,062	182

Net income	$1,864	$1,694

Earnings per share:
Basic	$0.08	$0.22
Diluted	$0.08	$0.10

Weighted average common shares outstanding:
Basic	22,732	7,036
Diluted (1)	23,640	17,423

(1) Diluted shares for the three months ended March 31, 2010 were 23,639,835, as compared to 17,423,430 in the same period in 2009. The change is primarily due to 6.3 million shares of common stock issuance upon the IPO.

MEDIDATA SOLUTIONS, INC.

Reconciliation of GAAP Operating Income and GAAP Net Income to
Non-GAAP Operating Income, Non-GAAP Net Income
and Adjusted Non-GAAP Net Income
(unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009

Operating income:
GAAP operating income	$2,944	$2,288
GAAP operating margins	7.9%	6.7%

Depreciation and amortization	2,593	2,550
Stock-based compensation	1,150	1,003

Non-GAAP operating income	$6,687	$5,841
Non-GAAP operating margins	17.8%	17.4%

Net income:
GAAP net income	$1,864	$1,694

Stock-based compensation	1,150	1,003
Amortization	365	457

Non-GAAP net income	3,379	3,154

Tax impact on stock-based compensation and amortization (1)	(523)	-

Adjusted non-GAAP net income	$2,856	$3,154

GAAP basic earnings per share	$0.08	$0.22
GAAP diluted earnings per share	$0.08	$0.10

Non-GAAP basic earnings per share	$0.15	$0.43
Non-GAAP diluted earnings per share	$0.14	$0.18

Adjusted non-GAAP basic earnings per share	$0.13	$0.43
Adjusted non-GAAP diluted earnings per share	$0.12	$0.18

(1) Tax impact calculated using a 35% effective tax rate

The table above presents a reconciliation of GAAP to non-GAAP operating income, net income and net income per share applicable to common stockholders for the three months ended March 31, 2010 and 2009. Non-GAAP operating income excludes the impact of depreciation, amortization of intangible assets associated with acquisitions and stock-based compensation expense. Non-GAAP net income excludes the impact of amortization of intangible assets associated with acquisitions and stock-based compensation expense. Adjusted non-GAAP net income excludes the impact of tax affected amortization of intangible assets associated with acquisitions and stock-based compensation expense.

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands, except per share data)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$21,311	$39,449
Marketable securities	58,431	36,566
Accounts receivable, net of allowance for doubtful accounts of $240 and $197, respectively	18,653	18,887
Prepaid commission expense	3,072	3,045
Prepaid expenses and other current assets	3,510	3,566
Deferred income taxes	139	139

Total current assets	105,116	101,652

Restricted cash	532	532
Marketable securities - long-term	6,171	13,072
Furniture, fixtures and equipment, net	12,311	12,960
Goodwill	9,799	9,799
Intangible assets, net	4,039	4,404
Other assets	979	990

Total assets	$138,947	$143,409

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,590	$3,073
Accrued payroll and other compensation	5,081	10,837
Accrued expenses and other	5,132	7,543
Deferred revenue	70,300	69,842
Capital lease obligations	1,966	2,735

Total current liabilities	84,069	94,030

Noncurrent liabilities:
Deferred revenue, less current portion	30,270	27,868
Capital lease obligations, less current portion	500	781
Other long-term liabilities	485	498

Total noncurrent liabilities	31,255	29,147

Total liabilities	115,324	123,177

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.01 per share; 5,000 shares authorized, none issued and outstanding
	-	-
Common stock, par value $0.01 per share; 100,000 shares authorized, 23,120 and 22,900 shares issued; 23,115 and 22,895 shares outstanding, respectively
	231	229
Additional paid-in capital	115,344	113,674
Treasury stock, 5 shares	(69)	(69)
Accumulated other comprehensive loss	(391)	(246)
Accumulated deficit	(91,492)	(93,356)

Total stockholders’ equity	23,623	20,232

Total liabilities and stockholders' equity	$138,947	$143,409

MEDIDATA SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(Amounts in thousands)
	Three Months Ended March 31,
	2010	2009

Cash flows from operating activities:
Net income	$1,864	$1,694
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,593	2,550
Stock-based compensation	1,150	1,003
Amortization of discounts or premiums on marketable securities	267	-
Deferred income taxes	15	14
Amortization of debt issuance costs	13	34
Changes in operating assets and liabilities:
Accounts receivable	234	(898)
Prepaid commission expense	(27)	(133)
Prepaid expenses and other current assets	56	(102)
Other assets	11	(18)
Accounts payable	(269)	(1,598)
Accrued payroll and other compensation	(5,756)	(1,215)
Accrued expenses and other	(1,993)	109
Deferred revenue	2,860	5,670
Other long-term liabilities	(41)	(8)

Net cash provided by operating activities	977	7,102

Cash flows from investing activities:
Purchases of furniture, fixtures and equipment	(3,368)	(631)
Purchases of available-for-sale marketable securities	(17,451)	-
Proceeds from sale of available-for-sale securities	2,250	-
Decrease in restricted cash	-	13

Net cash used in investing activities	(18,569)	(618)

Cash flows from financing activities:
Proceeds from exercise of stock options	522	3
Repayment of obligations under capital leases	(1,050)	(1,298)
Payment of costs associated with initial public offering	-	(1,607)
Repayment of debt obligation	-	(375)

Net cash used in financing activities	(528)	(3,277)

Net (decrease) increase in cash and cash equivalents	(18,120)	3,207

Effect of exchange rate changes on cash and cash equivalents	(18)	(14)

Cash and cash equivalents — Beginning of period	39,449	9,784

Cash and cash equivalents — End of period	$21,311	$12,977

CONTACT:
Investor Contact:
Medidata Solutions
Hulus Alpay, 212-419-1025
halpay@mdsol.com
or
Media Contact:
Lois Paul & Partners
Susan McCarron, 781-782-5767
susan_mccarron@lpp.com